UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual meeting of stockholders (the “Annual Meeting”) on May 14, 2015. At the Annual Meeting, there were 12,707,872 shares of common stock of the Company present in person or represented by proxy and entitled to vote. The Company’s stockholders were asked to vote on the following three proposals, each of which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2015 (the “Proxy Statement”): (1) the election of seven directors, (2) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015, and (3) advisory approval of executive compensation.

Proposal #1 - Election of Directors. The stockholders elected the seven nominees listed below to hold office until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the following vote:

Nominee	For	Withhold	Broker Non-Votes
Eugene I. Davis	10,221,223	52,783	2,433,866
William J. Sandbrook	10,255,151	18,855	2,433,866
Kurt M. Cellar	10,164,983	109,023	2,433,866
Michael D. Lundin	10,255,063	18,943	2,433,866
Robert M. Rayner	10,254,638	19,368	2,433,866
Colin M. Sutherland	10,255,063	18,943	2,433,866
Theodore P. Rossi	10,255,034	18,972	2,433,866

Proposal #2 - Ratification of Grant Thornton LLP. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015, by the following vote:

For	Against	Abstentions	Broker Non-Votes
12,586,837	2,834	118,201	—

Proposal #3 - Advisory Approval of Executive Compensation. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement by the following vote:

For	Against	Abstentions	Broker Non-Votes
10,020,325	129,927	123,754	2,433,866

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: May 15, 2015	By:	/s/ William M. Brown
William M. Brown
Senior Vice President and Chief Financial Officer